Exhibit 99.4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: July 25, 2018	ALFA TELECOM TURKEY LIMITED

	By:	/s/ Maxime Nino
	Name:	Maxime Nino
	Title:	Director

Date: July 25, 2018	ATTL LIMITED

	By:	/s/ Ian Clark
	Name:	Ian Clark
	Title:	Director

Date: July 25, 2018	ATTL HOLDINGS, S.À R.L.

	By:	/s/ Maxime Nino
	Name:	Maxime Nino
	Title:	Manager

Date: July 25, 2018	ATTL HOLDINGS UK LIMITED

	By:	/s/ Sally Pryce
	Name:	Sally Pryce
	Title:	Director

Date: July 25, 2018	LETTERONE CORE INVESTMENTS, S.À R.L.

	By:	/s/ David A. Gould
	Name:	David A. Gould
	Title:	Manager

Date: July 25, 2018	LETTERONE INVESTMENT HOLDINGS S.A.

	By:	/s/ David A. Gould
	Name:	David A. Gould
	Title:	Director